UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES

 OF SMALL BUSINESS ISSUERS UNDER SECTION 12(b)

OR 12 (g) OF THE SECURITIES EXCHANGE ACT OF 1934

THE ENLIGHTENED GOURMET, INC.

(Name of Small Business Issuer in its charter)

Nevada                                                                       22-3279105

    (State of Incorporation)                                                 (I.R.S. Employer I.D. Number)

236 Centerbrook, Hamden, CT 06518

 _______________________________________________________

(Address of principal executive offices)  (Zip Code)

Issuer’s Telephone Number 203-230-9930

-------------

Securities to be registered under Section 12 (b) of the Act:

        Title of each class                                                       Name of exchange on which

         to be registered                                                          each class is to be registered

None                                                                                        None

Securities to be registered under Section 12(g) of the Act:

Common Stock

(Title of Class)

FORWARD LOOKING STATEMENTS

In this registration statement references to "Gourmet" or "Company," means The Enlightened Gourmet, Inc.  This Form 10-SB contains certain forward looking statements.  For this purpose, any statements contained in this Form 10-SB that are not statements of historical fact may be deemed to be forward-looking statements.  Without  limiting  the  foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within the Company's control.  These factors include but are not limited to economic conditions generally and in the industry in which the Company participates; and competition within the Company's chosen industry, including competition from much larger competitors.

RISK FACTORS

Certain risks exist with respect to the Company and its business.  Accordingly, investors and shareholders should consider the following risk factors along with other information contained in this Registration Statement including the financial statements and the notes thereto.

1.

Competition from Other and Better Capitalized Companies.  The Company’s business is highly competitive.  Many of these competitive products are manufactured by large national or international food companies, with significantly greater resources than that of the Company.  The Company expects strong competition to continue in the form of price, competition for adequate distribution and limited shelf space.  Nevertheless, the Company believes that the taste and quality of its products, and its unique product attributes and packaging, not to mention that it is lower in calories and is fat free, will enable it to effectively compete in its market.

2.

New and Unproven Product.  The Company’s products are new and unproven.  While initial taste tests conducted by the Company support the Company’s belief that their product will be accepted in the market, there are no assurances that this will be true.  The Company is presently a development stage company, and has not been in a position to distribute and sell its products.  Consequently, it has no first hand experience that its products will be accepted in the market.  The Company believes however, based upon initial discussions with potential wholesale purchasers and distributors that its product will be able to compete in the market and become a profitable product.

3.

Substantial Reliance on Multiple Ice Cream Distributors.  Other than relying on independent ice cream distributors, the Company presently has no capability to distribute its own product, nor does the Company believe it is feasible to develop its own distribution business.  Furthermore, consolidation within the ice cream industry has made it more difficult to distribute ice cream products not affiliated with these ice cream distributors.  For example, in terms of sales, Nestle’s-Dreyer’s and Unilever control more than 30% of the ice cream market, and each of these companies has a product that competes with the Company’s.  Additionally, in certain markets these two companies control all of the ice cream distribution to supermarkets.  Therefore, the Company must work with numerous independent ice cream distributors, both regionally and nationally, rather than a few large distributors to distribute its products.  However, the Company believes that this will offer greater diversification of distributors for its products and reduce the effect if one of its distributors stopped distributing its products for whatever reason.

4.

Potential Increases in the Costs to Manufacture the Product.  The ingredients to manufacture the Company’s products are subject to the normal price fluctuations of the commodities markets. Any increase in the price of the ingredients to manufacture the product that cannot be passed along to the consumer, will adversely affect the Company’s profitability.  Any prolonged or permanent increase in the cost of the raw ingredients to manufacture the Company’s products may have a long term detrimental effect upon the Company.

5.

Need For Additional Capital.  The Company will require additional capital in the future to pay for slotting fees resulting from greater than anticipated expansion.  At the present time, the Company has no arrangements for such additional capital.  The inability to pay slotting fees in new markets may inhibit future sales.

6.

Penny Stock Regulation.  Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ System).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information regarding penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, and the compensation of the broker-dealer, and its salesperson must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of activity, if any, in the market for the Company's common stock.

PART I

ITEM 1.

DESCRIPTION OF BUSINESS.

Introduction.

The Enlightened Gourmet, Inc. ("Gourmet" or "Company") was incorporated under the laws of the State of Nevada on June 25, 2004.  The Company has never been a debtor in bankruptcy, receivership or any similar proceeding.

The Company is in the business of development, sales and marketing of food products currently classified as the “Good for You” category by the food industry.  Its primary focus in this category is in products that have no fat and no added sugar.  While its initial product will be a no fat, no lactose, no sugar added ice cream, the Company’s technology to create these types of products is transferable into other food items as well.  Therefore, the company plans to utilize its proprietary technology to expand beyond its initial products in the ice cream and frozen dessert category.

The Company initially intends to manufacture and sell ice cream that is fat free, cholesterol free, lactose free and has no added sugar.  The Company will offer and sell the ice cream under the trade name "Absolutely Free Gourmet Ice Cream” with the Absolutely Free® logo.  The ice cream will initially be sold as ice cream novelties including ice cream bars, cups and sundaes rather than in pints, quarts, half gallons, etc.  The ice cream novelties will be packaged for sale to the retail grocery industry as market packs, as well as single serve items for the impulse and convenient store market.  The products will also be specialty packed for use in food service such as schools, health care facilities and other institutions.  The products are designed to appeal to the health conscious or weight conscious consumer, since they have no fat and no added sugar.

Since inception, the Company has been in the development stage of its business, as it has spent the majority of time and effort further developing and completing its technology and product formulations, seeking strategic relationships and cultivating interest in its products by grocery and drug chains, food service companies and food distributors.  The Company also developed all of its initial ice cream flavors and novelty products.  Additionally, it created the Absolutely Free® logo and related packaging and related marketing and sales materials.

On September 27, 2004, the Company acquired, via a tax free stock merger, all of the outstanding shares of Milt & Geno’s Frozen Desserts, Inc. (“M&G’s”) a company with similar ownership.  The Company acquired M&G’s because it believed that M&G’s had certain technology in the food industry that would enhance the Company’s own product technology.  Additionally, the Company acquired the brand name and tradedress, together with some limited inventory for M&G’s ice cream product Absolutely Free® The Company also assumed less than $10,000 in liabilities as a result of the transaction.

The Company presently intends to manufacture its products under strict supervision via co-packing arrangements with unaffiliated ice cream manufacturers.  The Company has established a working relationship with two co-packers and is seeking additional co-packers.  The initial co-packers were each chosen based upon their experience in manufacturing ice cream and ice cream novelties, as well as price considerations.  The Company believes that its current co-packers will be able to manufacture the product to meet the Company’s high quality standards, as well as do so in an efficient and effective manner.  Each co-packer is located in the northeastern part of the United States.  Although no contract has been executed with either co-packer, it is intended that the labor component of any co-packing agreement will be fixed for the duration of the contract.  However, the cost of the ingredients to make the ice cream products will not be fixed and will be subject to price swings similar to other commodity prices.  The Company will endeavor, when and if possible, to lock in prices for ingredients or purchase the ingredients in sufficient bulk to obtain a more attractive price.

The Company's products will be distributed through a large number of geographically diverse ice cream distributors across the country.  Additionally, certain of these distributors will only distribute to certain classes of trade (i.e. grocery chains, but not convenience stores), however not all distributors will be located in a given geographic area.  Therefore, the Company will not be reliant upon any single distributor for more than ten percent (10%) of its projected sales.  In addition to the retail market, the Company will also market certain of its products to the institutional food service market in including schools, hospitals, nursing homes and other institutions.

While the Company’s initial products are all ice cream related, the Company believes that it food technology can be used in other sweet and savory food items to replace the fat normally found in these items.  Therefore, the Company’s technology is not just ice cream related.

The Company's executive offices are located at 236 Centerbrook Road, Hamden, CT 96518, its telephone number is 203-230-9930 and its web-site is www.TheEnlightenedGourmet.com.

Absolutely Free Products.

The Company owns and has developed the technology to replace fat, cream and butter in sweet and savory food applications, while maintaining the texture (mouth feel) and flavor carrying capabilities of fat.  Additionally, since the technology eliminates the fat component from the product, the resulting product has significantly fewer calories than a similar fatted product, all while maintaining the food’s normal taste and texture.  Therefore, the Company believes that it can offer certain food products that are not only good tasting, but do not include any fat, or added sugar which studies have shown to be linked to obesity, diabetes and other diseases.

The Company will be the first to offer high quality, no fat, no cholesterol, no lactose and no sugar added ice cream novelty products.  Presently, no other company can make these claims.  Every other ice cream novelty product presently on the market can claim either no fat, or no added sugar, but not both.  The Company’s proprietary food technology provides for an ice cream that while fat-free, delivers the rich taste and creamy texture normally found only in full fatted ice creams.  These characteristics are a result of the Company’s proprietary mix and the quality and nature of the ingredients in the mix.

The Company has presently developed four types of ice cream novelties for sale:  ice cream bars, ice cream sundaes, ice cream sandwiches and ice cream cups.  Within each category of ice cream novelty, the Company has several different flavors to offer and sell.

Ice Cream Bars:  There are four flavors of ice cream bars, each 4 fluid ounces in size:  Double Chocolate Fudge Swirl (Fat Free Chocolate Ice Cream with Fat Free Chocolate Fudge Sauce), Orange & Vanilla Cream (Fat Free Vanilla Ice Cream with an Orange Shell), Peach Melba (Fat Free Peach Ice Cream with a Raspberry Shell), and Dulce de Leche (Fat Free Caramel Ice Cream with Fat Free Caramel Sauce).

Ice Cream Sandwiches:  There are four flavors of ice cream sandwiches, each 4 fluid ounces in size:  Cookies & Cream (Fat Free Cookies & Cream Ice Cream with Fat Free Cookie Pieces), Cool Mint Chocolate Fudge Swirl (Fat Free Mint Ice Cream with Fat Free Chocolate Fudge Sauce), Double Swirl Sundae (Fat Free Vanilla Ice Cream with Fat Free Chocolate Fudge Sauce and Fat Free Strawberry Sauce), and Peanut Butter Chocolate Fudge Swirl (Fat Free Peanut Butter Ice Cream with Fat Free Chocolate Fudge Sauce)

Ice Cream Cups:  There are four flavors of ice cream cups each 6 fluid ounces in size :  Burgundy Cherry (Fat Free Burgundy Cherry Ice Cream with Black Cherry Pieces), Hav-a-Cappuccino (Fat Free Cappuccino Ice Cream with Fat Free Chocolate Fudge Sauce), Caramel Toffee Crunch (Fat Free Caramel Ice Cream with Pieces of Fat Free Almond Toffee Crunch), and Vanilla Fudge Swirl (Fat Free Vanilla Ice Cream with Fat Free Chocolate Sauce).

Ice Cream Sundaes:  There are two flavors of ice cream sundaes, each 4 fluid ounces in size: Vanilla Chocolate Fudge Sundae (Fat Free Vanilla Ice Cream with Fat Free Chocolate Fudge Sauce), and Vanilla Strawberry Sundae (Fat Free Vanilla Ice Cream with Fat Free Strawberry Sauce).

The Company intends to add additional ice cream novelty products, like ice cream cones, over time and to add and subtract flavors and products based upon changes in market demand.  Unlike other companies involved in the “Good for You” grocery category, the Company will only offer for sale products that are free of fat and have no added sugar.

Packaging.

The Company promotes brand recognition by packaging its products in a distinctive manner.  The Company has expended considerable time, effort and capital to develop its logo, packaging and related tradedress.  Each package prominently displays the distinctive Absolutely Free ® logo, together with the four major product attributes preceded by a check mark:  Fat Free, Cholesterol Free, Lactose Free, and No Sugar Added, all on a distinctive yellow background.  The background color of the packaging, as well as the lettering of the logo, and the check marks preceding the product attributes is truly distinctive.  Presently, no other ice cream novelty uses either the dominant color of the packaging, the font style of the lettering, or a similar design on their packaging.  The Company has filed an application for a registered trademark not only for the name “Absolutely Free,” but for the distinctive font style as well.

The Company will have two primary avenues of retail distribution; grocery stores and convenient stores.  The ice cream bars, sandwiches and cups will be sold primarily through grocery stores in cartons commonly referred to as “market packs.”  The market packs for both the ice cream cups and ice cream bars are constructed out of a clay coated kraftback paperboard commonly referred to as SUS Virgin Board.  The paperboard has a smooth white top surface offering a good printing background and a smooth brown back.  This type of board is commonly used in retail packaging because it provides excellent strength and stiffness.  It is also moisture resistant, which helps maintain the integrity of the market pack while in a freezer space.  The ice cream cups will be packaged as a single flavor four to a market pack.  The ice cream bars will be individually wrapped and packaged as a single flavor, six to a market pack.

The ice cream sandwiches are packaged in clear plastic sealed trays six to a package.  Unlike the market packs for both the ice cream cups and ice cream sandwiches, this market pack allows the consumer to see the product inside the market pack.  In order to resemble the packaging design of the market packs for both the ice cream cups and ice cream sandwiches, the ice cream sandwich market packs are affixed with a large label displaying the distinctive Absolutely Free® logo, together with the four major product attributes preceded by a check mark:  Fat Free, Cholesterol Free, Lactose Free, and No Sugar Added, all on the distinctive yellow background.  The top label has printing on the backside of the label so that the consumer can read additional information about the Company and the product after opening the market pack.  A second label is affixed to the bottom of the Market pack which discloses all of the nutritional information.  The trays are shrink-wrapped in a clear polywrap for freshness and product protection.

In addition to offering for sale the Company’s products in market packs, each flavor of the ice cream bars, as well as the Double Swirl Ice Cream Sandwich and the Cool Mint Chocolate Fudge Swirl Ice Cream Sandwich are also offered for sale as single serve items.  The Company will also offer for sale, as single serve items, the two flavors of its ice cream sundaes.  The Company’s packaging for single serve, or “impulse items” is different compared to its market pack packaging.  However, similar to the market packs, the Company promotes brand recognition by packaging its products in a distinctive manner.  Like the market packs, each single serve package prominently displays the distinctive Absolutely Free® logo, together with the four major product attributes preceded by a check mark:  Fat Free, Cholesterol Free, Lactose Free, and No Sugar Added, all on a distinctive yellow background.  The ice cream bars are packaged in an opaque flexible film with the previously described characteristic color, logo and product attributes.  Similarly, the ice cream sandwiches will be packaged using the same flexible film and imprinted with the same color, logo and product attributes.  The film provides excellent protection for the product and provides a surface that is easy to print on.  The flexible film protects the product better than traditional paper wrapping which can be easily torn.  The ice cream sundaes will be sold in 4 fluid ounce plastic cups with a plastic lid.  Both the cup and lid will be imprinted with previously described characteristic color, logo and product attributes.  Unlike a more traditional paper tab lid found on ice cream cups, this plastic lid will allow the consumer to reseal the product to eat at a later time.

In addition to traditional retail, the Company also will offer for sale all of its products to institutional foods service distributors who serve the education and health industries.  The packaging for these instructional markets will be more specialized to meet the individual requirements of each specific market.

Markets.

Industry data indicates that 90% of all U.S. households purchase ice cream and the market is estimated to be approximately $20 billion.  Of that total, $8.1 billion was spent on products for "at home" consumption, while $12.5 billion was spent on "away from home" frozen dessert purchases (scoop shops, foodservice and other retail sales outlets.)  Almost 1.6 billion gallons of ice cream and related frozen desserts were produced in 2003.  Of that amount, reduced fat, light and low-fat products accounted for almost 24% of the market; an increase from just 13% in 1999. Additionally, frozen dessert consumption increased 0.4% in 2003 to 21.83 quarts per capita.  While regular ice cream accounted 64% of this total, or about 14 quarts per capita, “no-fat” and “low-fat” products made up the second greatest portion at just over 5 quarts per capita.  (Source: International Ice Cream Association).

The Company participates in the ice cream market which is part of a broader frozen dessert market.  All of the Company’s products are considered novelty ice cream products.  Novelty items are separately packaged single servings of a frozen dessert that may or may not contain dairy ingredients.  The Food and Drug Administration, which regulates the standards for many foods, has set labeling requirements concerning fat content in ice cream.  Based upon these requirements, all of the Company's ice cream novelties fall within the "no fat" ice cream category.  Low fat ice cream contains a maximum of three grams of fat per service.  Reduced fat ice cream contains at least 25% less total fat that the preferred product (either an average of leading brands, or the company's own brand).

The Company will have two primary avenues of retail distribution; grocery stores and convenient stores.  The ice cream bars, sandwiches and cups will be sold through grocery stores in cartons commonly referred to as “market packs.”  The ice cream cups will be packaged as a single flavor four to a market pack.  The ice cream bars and ice cream sandwiches will each be packaged as a single flavor, six to a market pack.  In addition to being sold in market packs, the ice cream bars and ice cream sandwiches will also be sold as single serve items in convenience stores.  Additionally, the Company will sell the ice cream sundaes only as single serve items in convenient stores.

In addition to traditional retail, the Company also will offer for sale all of its products to institutional foods service distributors who serve the education and health industries.  The packaging for these instructional markets will be more specialized to meet the individual requirements of each specific market.

Sales and Distribution.

The Company intends to sell its products principally to supermarkets, convenience and other foods stores.  Distribution will be made through independent distributors and commissioned food brokers.  The Company will market its products principally through non-exclusive distribution arrangements with both regional and national ice cream distributors.  Unlike traditional ice cream sales, the Company believes that sales of its products will be less cyclical than typical ice cream sales.  The Company believes this to be true due to the added health benefits of the Company’s product compared to regular ice cream.  Additionally, the market for “Good for You” frozen desserts is still increasing in size, so the Company will benefit from this market that is still growing.  The Company believes its business will generally experience its highest volumes during the winter and spring months and lowest volumes during the late summer and fall months.

The Company attracts new markets through the efforts of its principal officers, and through the collective efforts of its employees.  The Company anticipates entering new markets by making available its products to consumers via convenient stores and middle tier supermarkets.  The Company believes, based upon its initial sales presentations, that this will be a more efficient and effective way to enter new markets, as the Company will pay less “slotting” to have its products distributed to these types of stores.  “Slotting charges” are payments made to retail outlets to pay the cost of shelf space.  These fees are common in most segments of the food industry and vary from chain to chain.  Supermarket chains generally are reluctant to give up shelf space to new products when existing products are performing.  The Company’s goal is to build customer loyalty by first offering the product to middle tier super markets, convenience stores and drug chains where there is a little or no slotting.  Then, after sufficient demand for the Company’s product has been acquired, offer the products in the major grocery chains.  The Company believes that this plan will provide the opportunity to receive authorizations from the major grocery chains with little or no slotting, since the Company has proven the demand for their product.  While this may temper the rate of growth in the Company’s sales, the Company believes this is a more efficient and effective way to introduce the Company’s products in the long run.  However, if the Company is eventually required to pay slotting regardless of the demand for its products, the expansion of the Company to new markets, if any, may be constrained by cash available to pay for slotting fees.

Advertising and marketing will generally be in the form of coupons or advertisements in supermarket flyers, attractive point of sales advertising or signage on the ice cream freezers.  Coupons offering a $0.50 to $1.00 discount will also be made available.  This is consistent with industry practices which as a whole do not use the media (television & radio) to advertise their products.  However, the Company will advertise in professional trade journals to inform health care professionals who can influence consumers. The Company is also planning on making available coupons on the Company’s web site.

In addition to point of sales advertising, signage and advertisements in supermarket flyers, the Company believes that it will also generate increasing demand for its products by word of mouth.  The Internet has given rise to numerous web sites dedicated to informing fellow consumers of the latest consumer trends, as well as new and interesting products.  This information is quickly passed on to readers of the various web sites.  This type of marketing is commonly referred to as “buzz marketing.”  Buzz Marketing captures the attention of consumers and the media to the point where talking about your brand becomes entertaining, fascinating, and possibly newsworthy.  According to a 2001 study conducted by McKinsey & Company, more than fifty percent (50%) of all off sales are affected by buzz marketing.  This is only expected to increase as more and more consumers use the Internet as their primary means of obtaining information.  The Company believes its products will be excellent candidates for buzz marketing since the packaging is new and different, it is unique, as no other product in the market place can make the same claims, and it tastes good while being good for you.  The fact that Company’s products deliver a rich and creamy taste without fat or added sugar, only enhances the Company’s belief that its products will benefit from buzz marketing.

Considering that the Company’s products are lower in fat and calories than many other competing products, the Company also believes that various weight loss groups that provide information to their readers about new products will recommend its products.  The Company believes this to be true because all of its products are calculated to be “one point” using the Weight Watcher’s Point System®.  The Weight Watcher’s Point System is perhaps the most well known of all diet programs and has a large and loyal following.

In addition to buzz marketing and being recommended by various diet and healthy eating programs and web sites, the Company also believes that its proprietary mix, which delivers a rich and creamy taste with no fat, will create strong customer loyalty.  Additionally, its unique product packaging, combined with the consumers continued interest in dealing with weight and health issues leads itself to be an excellent product for in-store promotions.  The products uniqueness separates it from other similar products in the ice cream section of supermarkets and convenience stores.  The Company anticipates spending limited capital on broad based advertising and marketing, preferring to use more in store signage and advertising in super market flyers, as well as the previously mentioned buzz marketing.

The Company does not own or operate its own distribution system.  Consequently, it is dependent upon regional and national distributors to distribute its products.  A majority of these distributors will be “DSD Distributors.”  Under this direct store distribution system, the Company's products are distributed directly to the retail ice cream cabinet by the distributor’s personnel rather than by the retail stores’ or the Company’s employees.  This store level distribution allows service to be tailored to the needs of each store.  The Company believes this service ensures proper product handling, quality control, flavor selection and retail display.  This type of distribution has resulted in an ice cream distribution network capable of providing frequent direct service to grocery stores in every market where the Company's products are sold.

The Company will also utilize the services of distributors who solely deliver the Company’s products to grocery store or grocery chain warehouses.  In this case, employees of the retail outlet purchasing the product are responsible for maintaining the Company’s product in the ice cream cabinet.  Alternatively, the Company may contract with independent food brokers to provide merchandizing services to these grocery chains.

Considering that DSD distributors do much of the work maintaining the Company’s product in the ice cream cabinet, the wholesale price of the Company’s products to DSD Distributors will be less than the Company’s product sold directly to grocery chains.  Consequently, the Company’s gross margin on products sold to DSD distributors will be less than products sold to grocery chains.  While the Company’s gross margin for products sold directly to grocery chains will be greater than products sold to DSD distributors, this gross margin will be reduced if the Company employs any independent food brokers to provide merchandizing services to these stores.  The Company has entered into several distribution agreements with companies to distribute its products and it anticipates that initial sales of the Company’s products will begin prior to the end of 2005.

Manufacturing Process.

The Company products are manufactured via co-packing arrangements.  Ellsworth Ice Cream of Vermont, located in North Springfield, Vermont, presently manufactures the ice cream bars and sandwiches and Nutmeg Farms Ice Cream, located in West Hartford, Connecticut, presently manufactures the ice cream sundaes and cups.  The Company intends to identify more co-packers to increase and diversify the number of its co-packers and, more importantly, to provide geographic diversification to reduce the cost of shipping its products to retail markets across the continental United States.  While the Company presently has no contract with either co-packer, it is intended that under any contract with any manufacturer, the Company will pay the respective manufacturer a fixed fee per case for manufacturing and packing the product.  The Company expects that any contract will have an initial maturity of one year, with a right on the part of the Company to cancel the either agreement on 30 days' notice at any time.  The Company may provide and pay for certain machinery for its co-packers in order to facilitate either the making or packaging of the Company’s products.  In the case of Ellsworth Ice Cream of Vermont, the Company provided an ice cream sandwich maker, two ripple pumps to add the various variegates to the ice cream and a machine to apply the shrink-wrapped clear polywrap.  For Nutmeg Farms Ice Cream, the company provided a cartoner to package the ice cream cups into the market packs.  It is intended that under any contract, the Company will be responsible for purchasing all of the necessary ingredients and packaging supplies.  The Company, presently purchases all of the raw materials and ingredients to manufacture its products from unrelated third party sources.  Therefore, with the exception of the previously mentioned equipment and providing each manufacturer the necessary ingredients and packaging, the cost of manufacturing the Company’s products will be fixed by contract.  However, the cost of the ingredients is not fixed and, like all markets for commodities, is subject to fluctuations based upon supply and demand.  While the prices of the commodities necessary to manufacture the product do and have fluctuated, the Company has not experienced any shortages during the limited time it has procured its initial ingredients, raw materials and packaging.  An increase in the price of any commodity above what the Company projected will have the effect of reducing the company’s projected profits, as the additional cost may not be necessarily offset by a corresponding increase in the product’s wholesale price.  Any prolonged or sustained increase in price could have an affect on the Company’s profits if it is unable to pass these additional costs on to the consumer.  In an effort to control the prices of ingredients and packaging, the Company is constantly looking for more and alternative sources to provide these ingredients and packaging at a lower price without sacrificing quality.

To insure that the Company’s products have the highest quality possible, the Company will have a quality assurance person on site at each manufacturer during the entire manufacturing process from producing the mix, to making and packaging the final products.  The Company believes that the each of its co-packer’s capacity is presently sufficient to meet the Company projected production requirements for the foreseeable future.  To the extent that the Company’s sales are significantly greater than its projections, the Company will have the immediate need to find additional co-packers to meet the demand for its products.  Although the Company presently deals with only two manufacturers, its arrangement with each the manufacturer is not exclusive, and the Company may use other manufacturers if necessary or advantageous.

Regulation.

The Company is subject to regulation by various governmental agencies, including the U.S. Food and Drug Administration and the U. S. Department of Agriculture.  Co-packers that manufacturer the Company’s products must comply with all federal and local environmental laws and regulations relating to air quality, waste management and other related land use matters.  The FDA also regulates finished products by requiring disclosure of ingredients and nutritional information.  The FDA can audit the Company or its co-packer to determine the accuracy of the Company’s disclosure.  State laws may also impose additional health and cleanliness regulations on our manufacturers.  The Company believes, based upon representations from each of its current co-packers that each co-packer is currently in compliance with these laws and regulations, and has passed all regulatory inspections necessary for each co-packer to continue operations, as well as for the Company to sell its products.  The Company believes that the cost of compliance with applicable governmental laws and regulations is not material to its business.

Competition.

The Company’s business is highly competitive.  The Company’s products compete on the basis of brand image, quality, breadth of flavor selection, price, and amount of fat content.  Most ice cream manufacturers, including full line dairies, the major grocery chains and the other independent ice cream processors, are capable of manufacturing and marketing high quality, low fat or reduced fat ice creams.  Furthermore, there are relatively few barriers to new entrants in the ice cream business.  Existing competition includes low fat or reduced fat novelty products offered by Weight Watchers, Skinny Cow No Pudge and Healthy Choice, as well as “private label" brands produced by or for the major supermarket chains.  In addition, the Company also competes with frozen desserts such as frozen yogurt and sorbet manufactured by Dannon, Healthy Choice and others.  Many of these competitive products are manufactured by large national or international food companies, with significantly greater resources than that of the Company.  The Company expects strong competition to continue in the form of price, competition for adequate distribution and limited shelf space.  However, despite these factors, the Company believes that the taste and quality of its products, and its unique product packaging, not to mention that it is lower in calories and is fat free, will enable it to effectively compete in its market.

Product Liability.

The Company is engaged in a business that could expose it to possible claims for personal injury resulting from contamination of its ice cream.  While the Company believes that through regular product testing the quality of its products are carefully monitored, it may be subject to liability due to customer or distributor misuse or storage.  The Company maintains product liability insurance against certain types of claims in amounts which it believes to be adequate.  The policy covers claims up to $1 million per single occurrence and $2 million in the aggregate.  The Company also maintains an umbrella insurance policy that increases the coverage to $5 million in the aggregate.  The Company believes this coverage will be adequate to cover claims made as a result of any liability arising from its products.  In addition to the aforementioned coverage, the Company also requires each of its manufactures and vendors to have a minimum of $5 million in product liability coverage and to have the Company named as an additional insured on such policies.  While the Company has not offered for sale any of its products to date and, consequently, has no historical experience for regarding any claims of this type, the Company believes its current level of insurance to be adequate for its present business operations, there can be no assurances that such claims will not arise in the future or that the Company's policies will be sufficient to pay for such claims.

Proprietary Rights.

The Company has filed an application with the United States Office of Patents and Trademarks to register the trademark Absolutely Free®.  The application was filed for both Class 29:  Dairy based food beverages, vegetable based food beverages and fruit based beverages, as well as  Class 30: Frozen confections, ice cream, cheesecakes, grain based food beverages, and puddings.

The Company relies on trade secrets to protect its proprietary mix formulation.  Additionally, each of the Company’s co-packers and vendors has each signed a confidentiality and non circumvention agreement in an attempt to protect the Company’s proprietary formula.

Employees.

As of September 30, 2005, the Company employed only three full time employees, and three consultants; one part time and two full time.  The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Facilities.

The Company's executive offices are presently located at 236 Centerbrook Road, Hamden, CT, 06518 on premises owned by the spouse of the President of the Company.  The premises are used on a rent-free basis.  The parties anticipate that this arrangement will continue through December, 2005.  Thereafter, the Company expects to enter into a lease for approximately 1,000 – 1,500 square feet of general office and warehouse space.

ITEM 2.

PLAN OF OPERATIONS.

Results of Operations.

The Company has been a development stage company since it was incorporated on June 25, 2004.  Accordingly, it has recorded no revenues from sales.

The Company expended cash of approximately $25,000 from inception of the Company on June 25, 2004 to December 31, 2004, and had approximately $41,000 in accounts payable, including accrued payroll expenses, at December 31, 2004.  The majority of this money was spent on further developing its product formulations, enhancing marketing plans and strategies as well as general corporate overhead.

During the first nine months of 2005, the Company expended approximately $521,037, including $69,779 to complete the development of its product formulations, as well as finalizing and procuring its packaging, printing marketing and sales materials, and paying salaries and overhead.

Liquidity and Capital Resources.

During 2004, the Company raised $25,000 in gross proceeds from the private placement of its common stock.  In addition, during the first 9 months of 2005, the Company raised an additional $804,500 through further private placements of stock.  Accordingly, the Company has raised a total of $829,500 in net equity since inception of the Company through September 30, 2005.  The Company raised all of this equity without the services of any placement agent, and prepared all of the offering documents internally.  Therefore, the Company did not incur any of the extraordinary costs normally associated with raising capital.  The Company used the private placement proceeds to pay the ongoing costs related to product development, sales and marketing as well as salaries and overhead.  Other than the typical 30 day grace period for paying vendors, the Company presently has no credit lines that it may rely on to fund working capital.

For the period since inception of the Company on June 25, 2004 to December 31, 2004, the Company reported a net loss of $69,150 and at the end of 2004 had working capital of $850.

For the nine-month period ended September 30, 2005, the Company recorded a net loss of $521,037 and as of the end of the nine-month period, the Company had working capital of $251,776.

The Company believes that its current cash position and cash flow will be sufficient to meet its operating needs through the end of 2005.  However, the Company is presently seeking to raise additional capital in order to respond to greater than expected demand for its products, as well as the increased expenses which may result from greater than anticipated market expansion.  No assurances can be given that any financing will be available to the Company on favorable terms, or at all.  To the extent that the Company is unable to receive such funding on a timely basis, the Company’s ability to enter new markets or to exploit existing markets may be delayed or potentially lost.

ITEM 3.

DESCRIPTION OF PROPERTY.

None.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT.

The following table will identify, as of October 28, 2005, the number and percentage of outstanding shares of common stock of the  Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group:

Title of Class	Name & Address of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class
Common Stock	Beulah J. Celella (2) (4)	11,500,000 Shares	15.33%
Common Stock	Marvanal, Inc.(5) (6)	12,950,000 Shares	17.26%
Common Stock	Eleanor C. Bayer (7)	12.700,000 Shares	16.93%
Common Stock	Elliott Tertes (8)	8,925,000 Shares	11.90%
Common Stock	Michael Traba (9)	7,449,833 Shares	9.89%
Common Stock	Geno Celella (3)(4)	1,075,000 Shares	1.43%
Common Stock	Alexander L. Bozzi, III (10) (11) (6)	3,175,000 Shares	4.23%
Common Stock	All Officers & Directors as a Group (12)	15,750,000 Shares	20.99%

(1)

"Beneficial Ownership" means having or sharing, directly or indirectly (i) voting  power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the  power to dispose or to direct the disposition, of shares of the common stock of an  issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)

Beulah J. Celella is the spouse of Geno Celella, a director of the Company.

(3)

Geno Celella is a director of the Company.  The share total does not include 11,500,000 shares owned by Mr. Celella’s wife, Beulah J. Celella, as noted above.

(4)

Geno Celella’s address is 240 Park Road, West Hartford, CT 06119.

(5)

Marvanal, Inc. is a Nevada Corporation.  All of the outstanding shares of Marvanal, Inc. are owned by the adult children of the Company’s President, Alexander Bozzi, III:  Alexander Bozzi, IV, the Company’s Secretary, is the President of Marvanal, Inc. and together with his siblings controls Marvanal, Inc.

(6)

The address for this stockholder is c/o Joseph Levine & Associates, 555 Sherman Avenue, Hamden, CT 06514

(7)

The address for this stockholder is 67 Old Colony Road, Old Lyme, CT 06371

(8)

Elliott Tertes is a former business partner of both Alexander Bozzi, III and Geno Celella.  Mr. Tertes’ address is c/o Goodman, Rosenthal & McKenna, 977 Farmington Avenue, Suite 200, West Hartford, CT 06107.

(9)

Mr. Traba’s address is 3836 Keeler Avenue, Suite 200, Chicago, IL 60641.  Includes 550,000 shares owned by Mr. Traba’s wife, Christina Traba, and 333,333 shares which Mr. Traba has the immediate right to acquire pursuant to warrants issued on September 22, 2005 and October 18, 2005.  Does not include 500,000 shares owned by Mr. Traba’s adult son, Andrew Traba.

(10)

Included 2,000,000 shares held by Family Trust #1 of 2004, an irrevocable Connecticut trust.  The beneficiaries of which are certain family members of Alexander L. Bozzi, III the Company’s president.  Mr. Bozzi is co-trustee of the trust together with an unaffiliated person.  Includes 100,000 shares held by Mr. Bozzi’s wife, Giovanna Bozzi.  Does not include 100,000 shares held by Mr. Bozzi’s son, Alexander L. Bozzi IV.

(11)

Alexander L. Bozzi, III is the Company’s President and Chairmen of the Board.

(12)

Includes shares owned or controlled by Alexander L. Bozzi, III, and Geno Celella, each of their spouses and the shares owned by the Family Trust #1 of  2004. Does not include shares owned by Marvanal, Inc.

ITEM 5.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL

PERSONS.

The directors and executive officers of the Company, their ages, and the positions they hold are set forth below.  The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified.  All officers serve at the discretion of the Board of Directors.

Name	Position	Age	Since
Alexander L. Bozzi, III	President & Chairman of the Board	62	June 25, 2004
Alexander L. Bozzi, IV	Secretary of the Board of Directors	38	June 25, 2004
Geno Celella	Director	70	June 25, 2004
Ronald Boyle	Vice President-Account Sales	52	April 18, 2005
Steven Cooperman	Vice President-Distributor Sales	59	May 1, 2005

Alexander L. Bozzi, III – President and Chairman of the Board

Mr. Bozzi is the creator and the principal founder of the Enlightened Gourmet.  He is also the Company’s President, Chief Operating Officer and Chief Accounting Officer and is directly responsible for the day to day operations of the Company.  Mr. Bozzi has been in the ice cream business his entire adult life.  He is the third generation of his family to be involved in the industry.  From 1982 until 1987, Mr. Bozzi was employed by the Häagen Dazs Company, initially as General Manager of as Häagen Dazs West and then as Director of National Chain Stores.  Since leaving Häagen Dazs four years after it was acquired by Pillsbury Inc., Mr. Bozzi has been a private consultant to various ice cream and frozen dessert companies focusing on manufacturing, sales and distribution.  During this time he consulted for Cool A Coo Ice Cream of Whittier, CA.  Mr. Bozzi was responsible for expanding the company’s international business which provided the opportunity for the company to export ice cream novelties to several countries including China, Japan and the United Kingdom.  He also developed a line of products for Club Stores and obtained authorizations from retailers like Costco.  Mr. Bozzi also consulted for Integrated Specialty Foods of California based in Commerce, CA, a company owned by his adult children, and its successor M.G.B. Specialty Foods also of Commerce, CA.  MGB was formed by the merger between Integrated Specialty Foods and Mario’s Gelato.  The combined operation was then moved to Sun Valley, CA.  The merger, facilitated by Bozzi, created the opportunity for ISF to become a manufacturer of ice cream products, rather than just a distributor.

Ronald A. Boyle - Vice President Account Sales

Mr. Boyle is responsible for sales and marketing of the company’s ice cream products.  From August, 2004 until April, 2005, Mr. Boyle was the owner operator of RAB Sales and Marketing, LLC, a Philadelphia based national food brokerage firm specializing in ice cream novelties and other frozen food items.  From December, 2000 until August, 2004, Ron was National Sales Manager of Fruit Ices, LLC and directed the sales of Frozfruit Frozen Fruit Bars and Chill Smooth Fruit Ice throughout the United States, Canada, Puerto Rico and the Virgin Islands.  Prior thereto Ron was Vice President of Sales of the Frozfruit Company from 1992 through 2000 until it was acquired by Fruit Ices, LLC in 2000.  During his career, Mr. Boyle has successfully managed the roll outs of several major consumer products such as Motrin, Diet Seven Up, various Frito Lay products and Haagen-Dazs Ice Cream stick bars.  He is a graduate of State University of New York at Albany.

Steven Cooperman –Vice President-Distributor Sales

Mr. Cooperman is responsible for the distribution aspects of the Company’s products.  Mr. Cooperman has been in the ice cream business for more than 35 years.  From 1998 through 2005, Mr. Cooperman was a private consultant to the ice cream industry specializing in distribution issues.  During this time he consulted for various ice cream companies and distributors such as Lee’s Ice Cream of Owings Mills, MD, Jack & Jill Ice Cream of Bensalem, PA, and Double Rainbow Ice Cream of San Francisco, CA.  Prior thereto, from 1969 until he sold the business in 1988, Mr. Cooperman was the owner operator of S&C Ice Cream; S&C distributed ice cream throughout the New York Metropolitan area.  Additionally, from 1983 until 1988 when the business was sold to Dreyer’s Ice Cream, Mr. Cooperman was also part owner of Ben & Jerry’s Ice Cream of New York which owned the exclusive rights to sell Ben & Jerry’s Ice Cream in the Tri-Sate area of New York, New Jersey and Connecticut.

Geno Celella - Director

Mr. Celella is a founder of the Company and has spent his entire career in the ice cream industry.  He is presently Vice President of Production for Nutmeg Farms Ice Cream, located in West Hartford, CT, one of the companies that presently manufactures and co-packs the Company’s products.  From 2000 until 2004, he was part owner of Kenwood Farms Ice Cream a company also located in West Hartford, CT that manufactured and co-packed specialty ice creams.  Mr. Celella was responsible for all of Kenwood’s ice cream production.  From 1985 to 2000, he was General Manager of Production for Naugatuck Dairy located in Naugatuck, CT.  Prior thereto, from 1965 until 2000, Mr. Celella has held a number of management positions with companies such as Brock-Hall Dairy, H.P. Hood and Baskin-Robbins.

Alexander L. Bozzi, IV - Secretary of the Corporation

Mr. Bozzi is responsible for keeping the corporate records of the Company.  In addition to his duties as the Company’s Secretary, he has been employed since March, 2005 by Mosaic, Inc. as an Accounting Specialist.  Mosaic is a national non-profit agency based in Middletown, Connecticut which provides services for the mentally handicapped throughout the United States.  Mr. Bozzi’s duties include managing the accounts payable, accounts receivable, and client benefits tracking, as well as interfacing with various state and federal agencies that provide funding and oversight.  Prior thereto, he was employed by Kenwood Farms of West Hartford, CT as an office manager from April, 2003 to August 2004.  From May, 2001 to April, 2003: Mr. Bozzi was employed as an office manager for McCoy & Associates, Tarzana, CA.  From May, 1997 to May, 2001, Mr. Bozzi was a part owner of MGB Specialty Foods based in Sun Valley, CA.  Mr. Bozzi’s was the company’s office and production manager.

ITEM 6.

EXECUTIVE COMPENSATION.

The compensation for all directors and principal officers individually for services rendered to the Company for the period since inception of the Company on June 25, 2004 through December 31, 2004 and for the six months ended September 30, 2005.

SUMMARY COMPENSATION

Person & Position	Year(1)	Salary	Bonus	Other
Alexander L. Bozzi, III President & Chairmen	2005	$39,000(2)	$0	$0
	2004	$13,000(2)	$0	$0
Geno Celella, Vice President & Director(3)	2005	$13,000(2)3)	$0	$0
	2004	$13,000(2)	$0	$0

(1)

2004 is for the period since inception of the Company on June 25, 2004 through December 31, 2004.  2005 is for the nine months ended September 30, 2005.

(2)

The annualized salary for 2004 and 2005 for both Alexander L. Bozzi, III and Geno Celella is $52,000 per year.

(3)

Effective March 31, 2005, Geno Celella resigned his position as a Vice President, but remained a director of the Company.

Other than as indicated above, the Company did not pay any other form of compensation to any of its officers or directors, including, but not limited to any stock option plans, stock appreciation rights, long term incentive plan awards, insurance or automobile or telephone allowances for the periods indicated in the table.

The Company's directors received no fees for their services as a director; however, they are reimbursed for expenses incurred by them in connection with the Company's business.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On September 27, 2004, the Company acquired, via a tax free stock merger, all of the outstanding shares of Milt & Geno’s Frozen Desserts, Inc. (“M&G’s”).  M&G’s was a company that had similar ownership with the Company, but the Company did not control M&G’s.  Alexander L Bozzi, III, the Company’s President, Geno Celella, a director of the Company, were each shareholders of M&G’s, as were two additional founders of the Company:  Milton Bayer and Elliott Tertes.  Collectively, Messrs. Bozzi, Celella, Bayer and Tertes owned ninety-six percent (96%) of M&G’s.  However, Mr. Bayer and Mr. Tertes were never officers or directors of the Company.  Additionally, Elliot Tertes was the sole trustee of a voting trust created to vote the M&G’s shares beneficially owned by Mr. Bayer and Mr. Celella.  Therefore, Mr. Tertes controlled M&G’s by virtue of controlling seventy-two percent (72%) of the stock of M&G’s.  The Company acquired M&G’s because it believed that M&G’s had certain technology in the food industry that would enhance the Company’s own product technology.  Additionally, the Company acquired the brand name and trade dress, together with some limited inventory for M&G’s ice cream product Absolutely Free®.  The Company also assumed less than $10,000 in liabilities as a result of the transaction.

Nutmeg Farms Ice Cream, LLC (“Nutmeg”) is a Connecticut Limited Liability Company based in West Hartford, Connecticut that manufactures and co-packs the Company’s ice cream cups and sundaes.  Nutmeg employs Geno Celella, a director of the Company.  Nutmeg was chosen to manufacture the ice cream cups and sundaes for the Company as a result of their expertise in making and co-packing ice cream and ice cream novelties, as well as price considerations, and not solely due to the fact that Mr. Celella is employed by Nutmeg.

ITEM 8.

DESCRIPTION OF SECURITIES.

Capital Stock.

The Certificate of Incorporation of the Company authorizes the issuance of 150,000,000 shares of common stock, $0.001 par value.  No other forms of capital stock are presently outstanding.

Common Stock.

As of September 30, 2005, 74,760,000 shares of common stock were issued and outstanding.

The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable.  In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable.  Cumulative voting in the election of directors is not provided for.  All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation.  All shares of common stock when issued are fully paid and non-assessable by the Company.

PART II

ITEM 1.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S

COMMON EQUITYAND OTHER SHARE  HOLDER MATTERS.

The Company’s common stock is not listed on any exchange and is not publicly traded.  The Company has provided certain information about the Company to the National Quotation Bureau, commonly referred to as the “Pink Sheets,” under the symbol “ENLG,” but no trades of the Company’s common stock have been reported by Pink Sheets.  Consequently, there is presently an absence of an established trading market for the Company's common stock.  Upon the effectiveness of this Form 10-SB, the Company intends to solicit broker dealers to file with the National Association of Securities Dealers, Inc. (NASD) a Form 211 for listing on the NASD OTC-BB market.

As of September 30, 2005, there were 74 shareholders of record of the Company’s common stock.  Although there are no restrictions on the Company’s ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception and does not anticipate paying dividends in the foreseeable future.

Pursuant to Subscription Agreements with the purchasers of 8,045,000 (8,311,667 including shares sold through 10/28/05) shares of Common Stock sold in private placements in 2005, the Company is obligated to register such shares under the Securities Act of 1933.

There are presently 333,333  warrants outstanding to purchase shares of common stock.  Each warrant provides the holder to purchase one share of common stock at the exercise price of $0.15 per share.  The warrants expire January 31, 2007.  The warrants were issued in connection with a loan to Company detailed more fully in ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.  Otherwise there are no other outstanding warrants or options to purchase, or securities that may be convertible into, common stock of the Company.

On July 1 2004, the Board of Directors approved the Company's 2004 Stock Option Plan (the “Plan").  The Plan was subsequently approved by the majority of the Company’s stockholders at a meeting held on September 1, 2004.  Pursuant to the Plan, the Company may grant incentive stock options (“Incentive Options”) or other stock options (“Non-Statutory Stock Options”) to purchase an aggregate of 25,000,000 shares of common stock to key employees, directors, and other persons who have or are contributing to the success of the Company.  The Incentive Options granted pursuant to the Plan are qualified options conforming to the requirement of Section 422 of the Internal Revenue Code of 1986 as amended.  The Board of Directors administers the Plan.  As of October 28, 2005, no other options had been granted under the terms of the Plan.

The exercise price of each Incentive Option, for each share of Common Stock deliverable upon the exercise of an Incentive Option is 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.  The exercise price of each Non-Statutory Stock Option, for each share of Common Stock deliverable upon the exercise of a Stock Option is 100% of the fair market value of a share of Common Stock on the date the Non-Statutory Stock Option is granted.  In the event that any Stock Option is granted an employee in lieu of a cash bonus, the exercise price of such Stock Option, for each share of Common Stock deliverable upon the exercise of a Stock Option is 80% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

"Fair Market Value”, as of a particular date, means (i) if the shares of Common Stock are then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, the last reported sales price of the Common Stock on such date or, if no such sale occurred, the average of the closing bid and ask prices, as applicable, of the Common Stock on the last trading day before such date, or (ii) if the shares of Common Stock are not then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, such value as the Compensation Committee, in its discretion, may determine in good faith.

ITEM 2.

LEGAL PROCEEDINGS.

The Company is not a party to any legal proceedings.

ITEM 3.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

ITEM 4.

RECENT SALES OF UNREGISTERED SECURITIES.

In connection with the Company’s organization in June, 2004, 24,000,000 shares were issued to the Company’s founders, Alexander L. Bozzi III, Geno Celella, Milton Bayer and Elliott Tertes.  Such transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On September 27, 2004, the Company issued 37,500,000 shares in connection with the acquisition of Milt & Geno’s Frozen Desserts, Inc.  Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

On October 11, 2004, the Company issued 500,000 units in connection with a private placement offering.  Each unit consisted of one share of common stock and one common stock purchase warrant.  The Company received $25,000 gross proceeds from the offering and incurred no offering related costs.  The warrants issued in this transaction have since expired.  Such transaction was exempt from registration pursuant to Rule 504 of Regulation D under the Securities Act.

On October 1, 2004, 4,500,000 shares of common stock were issued to a consultant to provide accounting and strategic consulting services to the Company for a period of three (3) years.  The value of the contract was $45,000.  Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

During the first nine (9) months of 2005, the following common stock transactions occurred:

Between January 24, 2005 and May 16, 2005, the Company issued 8,045,000 shares of common stock in connection with a private placement offering.  The Company received $804,500 in gross proceeds from the offering and incurred no offering related costs.  Such transaction was exempt from registration pursuant to Rule 505 of Regulation D under the Securities Act.

On June 15, 2005, 175,000 shares of common stock were issued to a third party in exchange for public relations and shareholder relations consulting services.  Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

On June 15, 2005, 40,000 shares of common stock were issued to a third party in exchange for marketing and advertising consulting services.  Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

On September 22, 2005 and October 18, 2005, the Company issued to Michael Traba warrants to purchase a total of 333,333 shares at $0.15 per share as consideration for the making of certain unsecured loans to the Company.  Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

On October 28, 2005, the Company issued 266,667 shares of common stock in connection with a private placement offering.  The Company received $40,000 in gross proceeds from the offering and incurred no offering related costs.  Such transaction was exempt from registration pursuant to Rule 505 of Regulation D under the Securities Act.

The above offerings were exempt from registration pursuant to Section 3(b) and 4(2) of the Securities  Act of 1933, as amended (the "Act"), including Rule 504 of Regulation D promulgated under the Act.  Each recipient of securities in each such transaction represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, where applicable, appropriate legends were affixed to the share certificates issued in such transactions.

ITEM 5.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Incorporation indemnifies each person who is or was a director or officer of the Company against all expenses, liabilities, and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative proceeding brought by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the Company’s request in certain other capacities, to the extent such indemnification is not prohibited by law.  Pursuant to Chapter 78.7502 of the Nevada Revised Statues (NRS), the Company may indemnify such persons if they are (a) not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which they reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

In so far as indemnification for liability arising from the Securities Act of 1933, as amended ("Act") may be permitted to directors, officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART F/S

Audited financial statements for the period from inception through December 31, 2004 are attached following the signature pages.

Unaudited financial statements for the nine-month period ended September 30, 2005 are attached following the audited financial statements

PART III

ITEM 1.  INDEX TO EXHIBITS

Exhibit 3 (i)   Certificate of Incorporation

Exhibit 3(ii)   Bylaws

Exhibit  21      Subsidiaries of the Company

Milt & Geno’s Frozen Desserts, Inc.

Gourmet Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-SB to be signed on its behalf by the undersigned, thereunto duly authorized.

The Enlightened Gourmet, Inc.

/s/ Alexander L. Bozzi, III

October 28, 2005

Alexander L. Bozzi, III

President, Chairman and Principal

Financial Officer

PART F/S

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS OF DECEMBER 31, 2004 AND FOR THE PERIOD FROM JUNE 24, 2004

(INCEPTION OF THE COMPANY) TO DECEMBER 31, 2004

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND FOR THE PERIOD FROM JUNE 25, 2004 (INCEPTION OF COMPANY) TO DECEMBER 31, 2004

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

         F-3

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheet

F-4

Consolidated Statement of Operations

F-5

Consolidated Statement of Stockholders’ Equity

F-6

Consolidated Statement of Cash Flows

F-7

Notes to Consolidated Financial Statements

F8 – F14

MAHONEY SABOL & COMPANY, LLP

_____________________________________________________________________________

Certified Public Accountants

Report of Independent Registered Public Accounting Firm

Board of Directors

The Enlightened Gourmet, Inc. and Subsidiaries

West Hartford, CT 06119

We have audited the consolidated balance sheet of The Enlightened Gourmet Inc. and Subsidiaries (the “Company”) (A Development Stage Company) as of December 31, 2004, and the related consolidated statement of operations and stockholders’ equity and cash flows for the period from June 25, 2004 (inception of the Company) to December 31, 2004.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Enlightened Gourmet Inc. and Subsidiaries as of December 31, 2004 and the results of its operations and cash flows for the period from June 25, 2004 (inception of the Company) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Mahoney Sabol & Company, LLP

Certified Public Accountants

Glastonbury, Connecticut

October 28, 2005

95 Glastonbury Boulevard

T 860.541.2000

cpas@mahoneysabol.com

Glastonbury, CT 06033

F 860.541.2001

www.mahoneysabol.com

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS

CURRENT ASSETS:

Cash

$

627

Prepaid Expenses

41,250

TOTAL CURRENT ASSETS

41,877

INTANGIBLE ASSETS:

Non-patented Technology, Trademark and Tradedress

250,000

TOTAL ASSETS

$

291,877

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts Payable and Accruals

$

41,027

TOTAL CURRENT LIABILITIES

$

41,027

STOCKHOLDERS’ EQUITY:

Common stock, par value $0.001, 150,000,000

authorized, 66,500,000 issued and outstanding.

66,500

Additional Paid in Capital

274,000

Deficit Accumulated During Development Stage

(89,650)

TOTAL STOCK HOLDER EQUITY

250,850

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

$

291,877

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period June 25, 2004 (inception of the Company) to December 31, 2004

REVENUE:

Sales of Products

$                  -

TOTAL REVENUE

-

EXPENSES:

Inventory write-down

8,009

General and Administrative

61,141

69,150

INCOME (LOSS) BEFORE TAXES

(69,150)

PROVISION FOR INCOME TAXES

                   -

NET INCOME (LOSS)

$

(69,150)

BASIC INCOME (LOSS) PER SHARE

-a-

Weighted Average Number of Common Shares

of Stock Outstanding

45,342,105

a = Less than $(0.01) per share.

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Period June 25, 2004 (inception of the Company) to December 31, 2004

Deficit

Accumulated

During

Common Stock

Paid In

Development

*Shares

Amount

Capital

Stage

Total

Founder’s stock for Initial

24,000,000

$

16,000

$(

16,000)

$

-

Investment, as of June 25, 2004

Purchase of Milt & Geno’s

Frozen Desserts, Inc.

September 27, 2004 for $250,000

37,500,000

25,000

225,000

250,000

Shares issued for Services

October 1, 2004 $0.01 per share

4,500,000

4,500

40,500

45,000

504 Security Offering

October 11, 2004 at $0.05 per Unit

500,000

500

24,500

25,000

Common Stock $0.045 per share

Warrants 500,000 at $0.005 per share

Transfer due to stock split

20,500

  (20,500)

-

Net Income (Loss) for Period

________

________

________

  (69,150)

   (

69,150)

Balance, December 31, 2004

66,500,000

$

66,500

$

274,000

$

(89,650)

$

250,850

*The above share totals have been retroactively adjusted for a stock split on September 30, 2004; 3 shares for 2 shares.

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period June 25, 2004 (inception of the Company) to December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)

$

(69,150)

Adjustments to reconcile net income (loss) to net cash

used in operating activities:

Amortization of Consulting Services

3,750

Changes in current assets and current liabilities:

Increase in Accounts Payable

41,027

NET CASH USED IN OPERATING ACTIVITIES

(24,373)

INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES:

Sale of Common Stock and Warrants

25,000

NET CASH PROVIDED BY FINANCING ACTIVITIES

25,000

NET INCREASE IN CASH

627

CASH, BEGINNING

                -

CASH, ENDING

$         627

SUPPLEMENTAL INFORMATION:

Interest Paid

$

NON CASH TRANSACTIONS:

Purchase of Subsidiary with Common Stock

$

250,000

Consulting Services Paid with Stock

$

45,000

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period June 25, 2004 (inception of the Company) to December 31, 2004

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS:

The Enlightened Gourmet, Inc. (the Company), was organized in the State of Nevada on June 25, 2004.  On September 27, 2004, the Company acquired, via a tax free stock exchange with a wholly owned and newly formed subsidiary of the Company, all of the outstanding shares of Milt & Geno’s Frozen Desserts, Inc. (M & G’s).  The Company acquired M & G’s because M & G’s had certain technology in the food industry that would enhance the Company’s own product technology.  Additionally, the Company acquired the brand name and tradedress, together with some limited inventory (less than $10,000) and certain liabilities related to M & G’s fat free ice cream product Absolutely Free®.  The transaction did not result in a business combination since M & G’s had no operations at the time.  The Company seeks to establish itself as a leading marketer and manufacturer of fat free foods.  The Company is currently in its development stage and to date its activities have been limited to developing its products, organization and capital formation.  Consequently, the Company has no revenues.  Accordingly, the financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES:

Basis of Presentation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, M & G’s and Gourmet Merger Sub, Inc.  All significant intercompany transactions and accounts have been eliminated.  Assets, including inventory and liabilities of M & G’s were recorded at their estimated fair values at the date of acquisition.  The acquired non-patented technology, trademarks, and other intangible assets will be periodically evaluated as to any impairment.  In assessing the technology, the key characteristics of the products under development were evaluated along with future prospects, the rate at which technology changes, product life cycles, and the product’s phase of development.  The fair value of intangible assets was determined with the assistance of an appraiser through established valuation techniques.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

Intangible Assets:

The Company follows Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets” for intangible assets having indefinite useful lives.  Intangible assets are considered to have an indefinite life if there are no legal, contractual, competitive or economic factors that limit its useful life.  Intangible assets that are not amortized are reviewed for impairment at least annually, or more frequently if events and circumstances arise that suggest the asset may be impaired.  The impairment loss is based on comparing the asset’s carrying value to its fair value, and the write-down is permanent.

Earnings (Loss) per Share:

Basic earnings per share are computed using the weighted average number of shares outstanding during the year.  Basic earnings per share also exclude any dilutive effects of options, warrants and convertible securities.  Diluted net loss per share does not include options, warrants or convertible securities, as they would be anti-dilutive.

Dividends:

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid during the periods shown.

Inventory:

Inventories are valued using the first-in, first-out ("FIFO") method.  Not less than annually, the Company evaluates its inventory for impairment and will write off 100% of the cost of inventory that the Company specifically identifies and considers obsolete.  In connection with the redesign of its retail packaging, the Company wrote off the retail packaging inventory acquired in the merger of M&G’s.  The value of this inventory was carried on the Company’s balance sheet at the value it was acquired at ($8,009).

Advertising:

Advertising and slotting charges are expensed when incurred.  There has been no advertising or slotting charges since inception.

Prepaid Expenses:

On October 1, 2004, the Company issued 4,500,000 shares of common stock for financial and strategic consulting services valued at $45,000.  The service contract was for three years.  Accordingly, the Company amortizes $1,250 of the value of this contact each month.  To date the Company has amortized $3,750 of this contract.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

Stock Based Compensation:

The Company follows Statement of Financial Accounting Standards 123R, Accounting for Stock-Based Payment for goods and services provided by third parties with equity instruments.  Stock-based transactions are recognized when goods are received or services are provided.  The amount recorded is fair value.  If a transaction is for goods and services received from a non-employee, the readily determinable fair value of goods/services received or equity instrument paid is used.

Income Taxes:

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the Statement of Financial Accounting Standards No. 109 (SFAS 109) “Accounting for Income Taxes”.  This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax and financial reporting bases of certain assets and liabilities.

New Pronouncements:

In July 2002, the Public Company Accounting Reform and Investor Protection Act of 2002 (the Sarbanes-Oxley Act) was enacted.  Section 404 stipulates that public companies must take responsibility for maintaining an effective system of internal control.  The Act requires public companies to report on the effectiveness of their control over financial reporting and obtain an attest report from their independent registered public accountant about management’s report.  Small business filers are not required to comply with section 404 of the Act until the fiscal year ending March 31, 2007.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4.”  This statement clarifies the accounting for abnormal amounts of idle facility expense, freight handling costs and wasted material (spoilage).  This statement requires that these types of costs be recognized as current period charges.  SFAS No. 151 is effective prospectively for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for such costs incurred during fiscal years beginning after November 24, 2004.  Management does not expect the adoption SFAS No. 151 to have a significant impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29.”  SFAS No. 153 amends Accounting Principles Board (“APB”) Opinion 29 concerning the accounting for exchanges of similar productive assets.  Such transactions should be accounted for at fair value, the basic principle for nonmonetary transaction, unless the exchange lacks commercial substance.  The effective date for SFAS No. 153 is for nonmonetary asset exchanges taking place in fiscal years beginning after December 16, 2004.  The Company will adopt SFAS No. 153 in 2005 and does not expect it to have a significant impact on the Company’s consolidated financial statements.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

New Pronouncements (Continued):

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share Based Payment.”  This statement replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion 25, “Accounting for Stock Issued to Employees.”  SFAS No. 123 (revised 2004) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized as compensation costs in the financial statements.  SFAS No. 123 (revised 2004) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except those held by an ESOP) or by incurring liabilities in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments.  This statement applies to all new awards granted during fiscal years beginning after June 15, 2005 and to previous awards that are modified or cancelled after such date.  The Company has not fully evaluated the effect of SFAS No. 123 (revised 2004) on the financial statements and has not determined the method of adoption we will use to implement SFAS No. 123 (revised 2004).

NOTE 3.

GOING CONCERN:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  The Company is currently in the process of raising additional equity capital through a private placement of securities (see Note 8).  However, the Company has accumulated a loss and is in its development stage.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from this uncertainty.

NOTE 4.

ACQUISITION OF TECHNOLOGY:

On September 27, 2004, the Company completed the acquisition of 100 percent of the stock of M & G’s, a privately-held non operating company who’s only major material asset consisted of non patented technology, trademark and tradedress for the manufacture of fat free ice cream.  The acquisition provided the Company with the needed technology for its manufacturing processes.  The aggregate purchase price was $250,000 which included the assumption of inventory and certain liabilities with a net value of $0 and the issuance of 37,500,000 shares of Company common stock valued at $250,000.  The fair value of the Company’s common stock issued was determined based on the appraised value of the intangible assets.  Assets and liabilities of M & G were recorded at their estimated fair values at the date of acquisition.  The acquired non-patented technology, trademarks, and other intangible assets will be periodically evaluated as to any impairment.  In assessing technology, the key characteristics of the products under development were evaluated along with future prospects, the rate at which technology changes, product life cycles, and the product’s phase of development.  The fair value of intangible assets was determined with the assistance of an appraiser using established valuation techniques.

NOTE 4.

ACQUISITION OF TECHNOLOGY (Continued):

The acquisition was structured as a tax-free acquisition.  Therefore, the difference between the recognized fair values of the acquired net assets and their historical tax base is not deductible for tax purposes.

NOTE 5.

STOCKHOLDERS’ EQUITY:

Common Stock:

The Company was organized in the State of Nevada on June 25, 2004 and currently has authorized shares of 150,000,000, par value $0.001.

On September 27, 2004 the Company purchased all of the outstanding shares of M&G’s for 37,500,000 shares of stock.  The value was placed at $250,000 for the net assets which mainly related to specific formulas and technology for manufacturing non fat food products.

On September 30, 2004 the Company approved a stock split of 3 shares for 2.  The share totals have been adjusted retroactively in the financial statements and notes to reflect this larger share total.

On October 1, 2004 the Company issued 4,500,000 shares of common stock for services valued at $45,000.  The service contract was for three years.  Accordingly, the Company amortizes $1,250 of the value of this contact each month.  To date the Company has amortized $3,750 of this contract.

On October 11, 2004 the Company initiated a 504 Offering of 500,000 Units.  Each Unit included one share of the Company’s common stock and one warrant.  The Company sold 500,000 Units.  These Units were sold at $0.05 each and raised $25,000 for the Company.

Following a Black Shoals valuation model, the value of a warrant was $0.005 making the value of the common share $0.045.  The variables in the warrant calculation were 90 days to maturity of the warrant, a risk free rate of 1.68%, common stock volatility of 250%, and conversion of one warrant to one share of common stock at an exercise price of $0.20 for a total common share value of $22,500 and warrant value of $2,500.

NOTE 6.

PROVISION FOR INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

NOTE 6.

PROVISION FOR INCOME TAXES (Continued):

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $15,000, which is calculated using a blended federal and state Connecticut) tax rate of a 22% on the net operating loss (NOL) of $69,150.

The Federal NOL is due to expire 20 years from the date of its creation.  The NOL for 2004 is $69,150, and the year of expiration is 2024 if it is not utilized.  The State NOL for 2004 is also $69,150 and the year of its expiration is 2009.

NOTE 7.

RELIANCE ON OFFICERS:

The Company presently has only 3 full time employees; the president, a vice-president of account sales and a vice president of distributor sales.  These three individuals are presently the only persons who have the experience to develop and sell the Company’s products.  If they were no longer able or willing to function in that capacity the Company would be negatively affected.

NOTE 8.

SUBSEQUENT EVENTS:

Private Placements:

From the period January 24, 2005 through May 16, 2005, the Company, pursuant to Rule 505 of Regulation D of the Securities and Exchange Commission, issued 8,045,000 shares of common stock and received proceeds of $804,500.

On October 28, 2005, the Company, pursuant to Rule 505 of Regulation D of the Securities and Exchange Commission, issued 2666,667 shares of common stock and received proceeds of $40,000.

Stockholder Note Payable:

A stockholder on September 22, 2005 and October 18, 2005 made cash advances to the Company of $30,000 and $20,000 respectively, (the Promissory Note).  The Promissory Note accrues interest at the annual rate of 10% and repayable by the Company without penalty at any time.  The borrowing is due and payable on January 31, 2006.  In consideration of making the Promissory Note the lender received 333,333 warrants exercisable at $0.15 per share.  The Promissory Note is unsecured.

NOTE 8.

SUBSEQUENT EVENTS (Continued):

Consulting Agreements:

On March 1, 2005, the Company entered into a consulting agreement with a third party to provide various investor relations and public relation services.  The Agreement terminates upon the eleven month anniversary of the contract.  Compensation consists of eleven monthly payments of $7,000 and 175,000 shares of common stock.

On March 1, 2005, the Company also entered into an agreement with an individual to provide certain marketing and advertising services.  The term expires one year from the date of the contract with compensation consisting of $500 per week.  At the Company’s discretion, up to 50% of such compensation may be paid in the form of unregistered shares of the Company’s common stock.  On June 15, 2005, 40,000 shares were issued to this individual.

Related Party Transactions:

Nutmeg Farms Ice Cream, LLC (Nutmeg) manufacturing agreement:

In 2005, Nutmeg began to manufacture and co-pack all of the Company’s ice cream cups and sundaes.  Nutmeg employs a director of the Company.  Nutmeg was chosen to manufacture the ice cream cups and sundaes for the Company as a result of their expertise in making and co-packing ice cream and ice cream novelties as well as price considerations.  Additionally, since Nutmeg is only one of two of the Company’s manufacturers, and the only manufacturer presently co-packing its ice cream cups and sundaes, it could be at risk if Nutmeg stops producing the Company’s product.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

BALANCE SHEET

SEPTEMER 30, 2005

ASSETS

CURRENT ASSETS:

Cash & Cash Equivalents

$

26,610

Inventory

Finished Goods

$ 47,118

Raw Materials

244,110

291,228

Prepaid Expenses

30,000

TOTAL CURRENT ASSETS

347,838

EQUIPMENT

54,047

INTANGIBLE ASSETS:

Non-patented Technology, Trademark and Tradedress

250,000

TOTAL ASSETS

$

651,885

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts Payable

$

61,739

Accrued Expenses

4,333

Shareholder Note payable

30,000

TOTAL CURRENT LIABILITIES

96,072

STOCKHOLDERS’ EQUITY:

Common stock, par value $0.001, 150,000,000

authorized, 74,760,000 issued and outstanding.

74,760

Additional Paid in Capital

1,091,740

Deficit Accumulated During Development Stage

(610,687)

TOTAL STOCK HOLDER’S EQUITY

555,813

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

$

651,885

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND FOR THE PERIOD JUNE 25, 2004 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2005

June 25, 2004

Nine Months

(Date of Inception)

Ended

to

September 30, 2004

September 30, 2005

REVENUE

Sales of Products

$                  -

$                    -

TOTAL REVENUE

-

-

EXPENSES:

Product Development

61,247

69,779

General and Administrative

459,790

520,408

INCOME (LOSS) BEFORE TAXES

(521,037)

(590,187)

PROVISION FOR INCOME TAXES

                     -

             -

NET INCOME (LOSS)

$      (521,037)

$

(590,187)

BASIC INCOME (LOSS) PER SHARE

$

(0.01)

$

(0.01)

Weighted Average Number of Common

Shares of Stock Outstanding

72,003,684

60,708,954

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY

FOR THE PERIOD JUNE 25, 2004 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2005

Deficit

Accumulated

During

Common Stock

Paid In

Development

*Shares

Amount

Capital

Stage

Total

Founder’s stock for Initial

24,000,000

$

16,000

$(

16,000)

$

-

Investment, as of June 25, 2004

Purchase of Milt & Geno’s

Frozen Desserts, Inc.

September 27, 2004 for $250,000

37,500,000

25,000

225,000

250,000

Shares issued for Services

October 1, 2004 $0.01 per share

4,500,000

4,500

40,500

45,000

504 Security Offering

October 11, 2004 at $0.05 per Unit

500,000

500

24,500

25,000

Common Stock $0.045 per share

Warrants 500,000 at $0.005 per share

Transfer due to stock split

20,500

(20,500)

-

Net Income (Loss) for Period

________

________

________

  (69,150)

   (69,150)

Balance, December 31, 2004

66,500,000

$

66,500

$

274,000

$

(89,650)

$

250,850

Common Stock Issued at

$0.10 per share issued

pursuant to private placement

January 24, 2005 – June 15, 2005

8,045,000

8,045

796,455

804,500

Shares Issued for

Consulting Services

June 15, 2005

215,000

21,285

21,500

Net loss for nine months

ended September 30, 2005

(521,037)

(521,037)

Balance, December 31, 2004

74,760,000

$

74,760

$1,091,740

$

(610,687)

$

555,813

*The above share totals have been retroactively adjusted for a stock split on September 30, 2004; 3 shares for 2 shares.

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND FOR THE PERIOD JUNE 25, 2004 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2005

June 25, 2004

Nine Months

(Date of Inception)

Ended

to

September 30, 2005

September 30, 2005

CASH FLOW FROM

OPERATING ACTIVITIES:

Net Income (Loss)

$

(521,037)

$

(590,187)

Adjustments to reconcile net

Loss to cash used in operating activities:

Stock Compensation Consulting Fees

32,750

36,500

Changes in current assets and current liabilities:

Increase in Accounts Payable

44,201

61,739

Change in Inventory

(291,228)

(291,228)

Accrued Expenses

(19,156)

     4,333

NET CASH USED IN OPERATING ACTIVITIES

(754,470)

(778,843)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of equipment

(54,047)

(54,047)

NET CASH FROM INVESTING ACTIVITIES

(54,047)

(54,047)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Shareholder Loan

30,000

30,000

Sale of Common Stock and Warrants

804,500

829,500

NET CASH PROVIDED BY FINANCING ACTIVITIES

834,500

859,500

NET INCREASE IN CASH

25,983

26,610

CASH, BEGINNING

-

CASH, ENDING

$

26,610

$

26,610

SUPPLEMENTAL INFORMATION:

Interest Paid

$

205

NON CASH FINANCING ACTIVITIES:

Purchase of Subsidiary with Common Stock

$

250,000

Consulting Services Paid with Stock

$

45,000

The accompanying notes are an integral part of these consolidated financial statements.

THE ENLIGHTENED GOURMET, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

AND FOR THE PERIOD JUNE 25, 2004 (DATE OF INCEPTION)

TO SEPTEMBER 30, 2005

NOTE 1:

GENERAL ORGANIZATION AND BUSINESS:

The Enlightened Gourmet, Inc. (the Company), was organized in the State of Nevada on June 25, 2004.  On September 27, 2004, the Company acquired, via a tax free stock exchange with a wholly owned and newly formed subsidiary of the Company, all of the outstanding shares of Milt & Geno’s Frozen Desserts, Inc. (M & G’s).  The Company acquired M & G’s because M & G’s had certain technology in the food industry that would enhance the Company’s own product technology.  Additionally, the Company acquired the brand name and tradedress, together with some limited inventory (less than $10,000) and certain liabilities related to M & G’s fat free ice cream product Absolutely Free®.  The transaction did not result in a business combination since M & G’s had no operations at the time.  The Company seeks to establish itself as a leading marketer and manufacturer of fat free foods.  The Company is currently in its development stage and to date its activities have been limited to developing its products, organization and capital formation.  Consequently, the Company has no revenues.  Accordingly, the financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

These statements reflect, in management’s opinion, all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation of the financial position and the results of operations and cash flows for the periods presented. The results of operations for any interim period may not be indicative of results for the full year.

NOTE 2:

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES:

Basis of Presentation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, M & G’s and Gourmet Merger Sub, Inc.  All significant intercompany transactions and accounts have been eliminated.  Assets, including inventory and liabilities of M & G’s were recorded at their estimated fair values at the date of acquisition.  The acquired non-patented technology, trademarks, and other intangible assets will be periodically evaluated as to any impairment.  In assessing the technology, the key characteristics of the products under development were evaluated along with future prospects, the rate at which technology changes, product life cycles, and the product’s phase of development.  The fair value of intangible assets was determined with the assistance of an appraiser through established valuation techniques.

NOTE 2:

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Intangible Assets:

The Company follows Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets” for intangible assets having indefinite useful lives.  Intangible assets are considered to have an indefinite life if there are no legal, contractual, competitive or economic factors that limit its useful life.  Intangible assets that are not amortized are reviewed for impairment at least annually, or more frequently if events and circumstances arise that suggest the asset may be impaired.  The impairment loss is based on comparing the asset’s carrying value to its fair value, and the write-down is permanent.

Earnings (Loss) per Share:

Basic earnings per share are computed using the weighted average number of shares outstanding during the year.  Basic earnings per share also exclude any dilutive effects of options, warrants and convertible securities.  Diluted net loss per share does not include options, warrants or convertible securities, as they would be anti-dilutive.

Dividends:

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid during the periods shown.

Inventory:

Inventories are valued using the first-in, first-out ("FIFO") method.  Not less than annually, the Company evaluates its inventory for impairment and will write off 100% of the cost of inventory that the Company specifically identifies and considers obsolete.  In connection with the redesign of its retail packaging, the Company wrote off the retail packaging inventory acquired in the merger of M&G’s.  The value of this inventory was carried on the Company’s balance sheet at the value it was acquired at ($8,009).

Advertising:

Advertising and slotting charges are expensed when incurred.  There has been no advertising or slotting charges since inception.

NOTE 2:

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

Prepaid Expenses:

On October 1, 2004, the Company issued 4,500,000 shares of common stock for financial and strategic consulting services valued at $45,000.  The service contract was for three years.  Accordingly, the Company amortizes $1,250 of the value of this contact each month.  To date the Company has amortized $15,000 of this contract.

Stock Based Compensation:

The Company follows Statement of Financial Accounting Standards 123R, Accounting for Stock-Based Payment for goods and services provided by third parties with equity instruments.  Stock-based transactions are recognized when goods are received or services are provided.  The amount recorded is fair value.  If a transaction is for goods and services received from a non-employee, the readily determinable fair value of goods/services received or equity instrument paid is used.

Income Taxes:

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the Statement of Financial Accounting Standards No. 109 (SFAS 109) “Accounting for Income Taxes”.  This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax and financial reporting bases of certain assets and liabilities.

Machinery and Equipment:

Machinery and equipment are stated at cost.  As of September 30, none of the equipment has been placed in service; once placed into service, depreciation will be computed using the straight-line method over their estimated useful lives ranging from five to seven years.  Maintenance and repairs are charged to expense as incurred.

New Pronouncements:

In July 2002, the Public Company Accounting Reform and Investor Protection Act of 2002 (the Sarbanes-Oxley Act) was enacted.  Section 404 stipulates that public companies must take responsibility for maintaining an effective system of internal control.  The Act requires public companies to report on the effectiveness of their control over financial reporting and obtain an attest report from their independent registered public accountant about management’s report.  Small business filers are not required to comply with section 404 of the Act until the fiscal year ending March 31, 2007.

NOTE 2:

SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued):

New Pronouncements (Continued):

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4.”  This statement clarifies the accounting for abnormal amounts of idle facility expense, freight handling costs and wasted material (spoilage).  This statement requires that these types of costs be recognized as current period charges.  SFAS No. 151 is effective prospectively for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for such costs incurred during fiscal years beginning after November 24, 2004.  Management does not expect the adoption SFAS No. 151 to have a significant impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29.”  SFAS No. 153 amends Accounting Principles Board (“APB”) Opinion 29 concerning the accounting for exchanges of similar productive assets.  Such transactions should be accounted for at fair value, the basic principle for nonmonetary transaction, unless the exchange lacks commercial substance.  The effective date for SFAS No. 153 is for nonmonetary asset exchanges taking place in fiscal years beginning after December 16, 2004.  The Company will adopt SFAS No. 153 in 2005 and does not expect it to have a significant impact on the Company’s consolidated financial statements.

NOTE 3.

GOING CONCERN:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  The Company is currently in the process of raising additional equity capital through a private placement of securities.  However, the Company has accumulated a loss and is in its development stage.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from this uncertainty.

NOTE 4.

ACQUISITION OF TECHNOLOGY:

On September 27, 2004, the Company completed the acquisition of 100 percent of the stock of M & G’s, a privately-held non operating company who’s only major material asset consisted of non patented technology, trademark and tradedress for the manufacture of fat free ice cream.  The acquisition provided the Company with the needed technology for its manufacturing processes.  The aggregate purchase price was $250,000 which included the assumption of inventory and certain liabilities with a net value of $0 and the issuance of 37,500,000 shares of Company common stock valued at $250,000.  The fair value of the Company’s common stock issued was determined based on the appraised value of the intangible assets.  Assets and liabilities of M & G were recorded at their estimated fair values at the date of acquisition.  The acquired non-patented technology, trademarks, and other intangible assets will be periodically evaluated as to any impairment.  In assessing technology, the key characteristics of the products under development were evaluated along with future prospects, the rate at which technology changes, product life cycles, and the product’s phase of development.  The fair value of intangible assets was determined with the assistance of an appraiser using established valuation techniques.

NOTE 4.

ACQUISITION OF TECHNOLOGY (Continued):

The acquisition was structured as a tax-free acquisition.  Therefore, the difference between the recognized fair values of the acquired net assets and their historical tax base is not deductible for tax purposes.

NOTE 5.

STOCKHOLDER NOTE PAYABLE:

A stockholder on September 22,, 2005 and October 18, 2005 made cash advances to the Company of $30,000 and $20,000 respectively (the Promissory Note).  The Promissory Note accrues interest at the annual rate of 10% and repayable by the company without penalty at anytime.  The borrowing is due and payable on January 31, 2006.  In consideration of making the Promissory Note the lender received 333,333 warrants exercisable at $0.15 per share.  The Promissory Note is on an unsecured basis and is classified as a current liability.

NOTE 6.

STOCKHOLDERS’ EQUITY:

Common Stock

The Company was organized in the State of Nevada on June 25, 2004 and currently has authorized shares of 150,000,000, par value $0.001.

On September 27, 2004 the Company purchased all of the outstanding shares of M&G’s for 37,500,000 shares of stock.  The value was placed at $250,000 for the net assets which mainly related to specific formulas and technology for manufacturing non fat food products.

On September 30, 2004 the Company approved a stock split of 3 shares for 2.  The share totals have been adjusted retroactively in the financial statements and notes to reflect this larger share total.

On October 1, 2004 the Company issued 4,500,000 shares of common stock for services valued at $45,000.  The service contract was for three years.  Accordingly, the Company amortizes $1,250 of the value of this contact each month.  To date the Company has amortized $3,750 of this contract.

On October 11, 2004 the Company initiated a 504 Offering of 500,000 Units.  Each Unit included one share of the Company’s common stock and one warrant.  The Company sold 500,000 Units.  These Units were sold at $0.05 each and raised $25,000 for the Company.

Following a Black Shoals valuation model, the value of a warrant was $0.005 making the value of the common share $0.045.  The variables in the warrant calculation were 90 days to maturity of the warrant, a risk free rate of 1.68%, common stock volatility of 250%, and conversion of one warrant to one share of common stock at an exercise price of $0.20 for a total common share value of $22,500 and warrant value of $2,500.

From the period January 24, 2005 through May 16, 2005, The Company, pursuant to Rule 505 of Regulation D of the Securities and Exchange Commission issued 8,045,000 shares of common stock in connection with a private placement offering.  The Company received $804,500 in gross proceeds from the offering and incurred no offering costs.

NOTE 6.

STOCKHOLDERS’ EQUITY (Continued):

Common Stock (Continued):

On June 15, 2005 175,000 shares were issued to a third party in exchange for public relations and shareholder consulting services pursuant to a consulting agreement.

Also on June 15, 2005 40,000 shares were issued to an individual in exchange for marketing and advertising consulting services

On October 28, 2005, the Company, pursuant to Rule 505 of Regulation D of the Securities and Exchange Commission, issued 266,667 shares of common stock. The Company received $40,000 in gross proceeds from the offering and incurred no offering costs.

NOTE 7.

PROVISION FOR INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $15,000, which is calculated using a blended federal and state (Connecticut) tax rate of a 22% on the net operating loss (NOL) of $69,150.

The Federal NOL is due to expire 20 years from the date of its creation.  The NOL for 2004 is $69,150, and the year of expiration is 2024 if it is not utilized.  The State NOL for 2004 is also $69,150 and the year of its expiration is 2009.

NOTE 8.

RELIANCE ON OFFICERS:

The Company presently has only 3 full time employees; the president, a vice-president of account sales and a vice president of distributor sales.  These three individuals are presently the only persons who have the experience to develop and sell the Company’s products.  If they were no longer able or willing to function in that capacity the Company would be negatively affected.

NOTE 9.

COMMITMENTS:

Consulting Agreements:

The company has entered into the following Consulting Agreements:

On March 1, 2005, the Company entered into a consulting agreement with a third party to provide various investor relations and public relation services.  The Agreement terminates upon the eleven month anniversary of the contract.  Compensation consists of eleven monthly payments of $7,000 and 175,000 shares of common stock.

On March 1, 2005, the Company also entered into an agreement with an individual to provide certain marketing and advertising services.  The term expires one year from the date of the contract with compensation consisting of $500 per week.  At the Company’s discretion, up to 50% of such compensation may be paid in the form of unregistered shares of the Company’s common stock (See Note 6).

NOTE 10.

RELATED PARTY TRANSACTIONS:

Nutmeg Farms Ice Cream, LLC (Nutmeg):

Nutmeg manufactures and co-packs all of the Company’s ice cream cups and sundaes.  Nutmeg employs a director of the Company.  The Company paid Nutmeg $27,979 for the nine months ended September 30, 2005 and for the period from inception to September 30, 2005 respectively.  Additionally, since Nutmeg is only one of two of the Company’s manufacturers, and the only manufacturer presently co-packing its ice cream cups and sundaes, it could be at risk if Nutmeg stops producing Company product.